                                                                      Exhibit 14

                                               Right to purchase 500,000 shares
                                      of Common Stock of Fix-Corp International,
                                 Inc. (subject to adjustment as provided herein)




                             FIX-CORP INTERNATIONAL, INC.

                            PURCHASE WARRANT END AGREEMENT

                                     JULY 9, 1997


    Fix-Corp International, Inc., a Delaware corporation with principal offices at 27040 Cedar Road, Suite 213, Beachwood, OH 44l22 (the "Company"), hereby certifies that, for value received Gordon Brothers Capital Corporation ("Gordon"), a corporation with an office at 40 Broad Street, Boston, Massachusetts 02109, is entitled, subject to the terms and conditions contained herein, to purchase from the Company after July 9, 1997 but before 5:00 p.m., New York time, on July 9, 1999 (the "Expiration Date"), five hundred thousand (500,000) shares of the Company's $.001 par value common stock at a purchase price of twelve and one half cents ($.125) per share (the "Purchase Price").
The number and character of such shares of stock and the Purchase Price are subject to adjustment as provided herein. Unless the common stock is registered in accordance with Gordon's right under Section 6 of this Agreement such common stock shall be unregistered.

    1. CERTAIN DEFINITIONS. As used herein, the following terms shall have the respective meaning ascribed thereto, unless the context otherwise requires;

         (A) "COMPANY" shall mean Fix-Corp International, Inc. and any corporation or other entity which shall succeed or assume the obligations of the Company hereunder.

         (B) "COMMON STOCK" shall mean the Company's $.001 par value common stock, as authorized on the date hereof.

         (C) "COMMON STOCK EQUIVALENTS" shall mean (i) any capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holder of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and (ii) any other securities into which or for which the Common Stock and/or any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         (D) "CURRENT MARKET PRICE" means the per share price determined in accordance with Section 3(E) of this Warrant.

         (E) "REGISTRABLE SECURITIES" means any Warrant Shares issued to Warrantholder and/or its designees or transferees and/or other securities that may be or are issued by the Company upon exercise of the Warrant, including those which may thereafter be issued by the Company in respect of any such securities by means of any stock splits, stock dividends, recapitalizations, reclassifications or the like, and as adjusted pursuant to Section 9 hereof.

         (F) "REGISTRATION EXPENSES" means any and all expenses incurred in connection with any registration or action incident to performance of or compliance by the Company with Section 4 including, without limitation, (i) all Securities and Exchange Commission, national securities exchange and NASD registration and filing fees; all listing fees and all transfer agent fees; (ii) all fees and expenses incurred in complying with state securities or blue sky laws (including the fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, mailing, messenger and delivery expenses and (iv) all fees and disbursements of counsel for the Company and the Warrantholder and their respective accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, but excluding underwriting discounts and commissions, brokerage fees and transfer taxes, if any.

         (G) "REGISTRATION STATEMENT" means any registration statement of the Company filed or to be filed with the Securities and Exchange Commission which covers any of the Registrable Securities pursuant to the provisions of this Warrant, including all amendments (including post-effective amendments) and supplements thereto, all exhibits thereto and all material incorporated therein by reference.

         (H)  "SECURITIES LAWS" means the Securities Act of 1933, the
Securities Exchange Act of 1934, as they may be amended, any applicable state securities laws and the rules and regulations of the Securities and Exchange Commission (or of any other Federal or state agency administering any Securities Laws, as then in effect).

         (I) "WARRANT SHARES" means any capital stock, including Common Stock, Common Stock Equivalents and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant (the "Warrantholder"), shall at any time be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock pursuant to Section 5 of this warrant or otherwise.

    2.   EXERCISE OF WARRANT.

         (A) EXERCISE. This Warrant may be exercised in full or in part by the Warrantholder by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such Warrantholder, to the Company at its principal office, accompanied by payment in a manner permitted by this Warrant, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is being exercised by the Purchase Price then in effect. On any partial exercise the Company at its expense will forthwith issue and deliver to or upon the order of the Warrantholder a new Warrant or Warrants of like tenor, in the name of the Warrantholder or as such Warrantholder may request (upon payment by such Warrantholder of any applicable transfer taxes), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

         (B) PAYMENT. Payment of the Purchase Price may be made (i) in immediately available funds in lawful money of the United States of America;
(ii) by exchange of or reduction in the outstanding principal balance due under any note, each dollar of principal amount and/or each dollar of accrued interest outstanding under such note to be applied to one dollar of the Purchase Price; and/or (iii) by "Cashless Exercise". A "Cashless Exercise" permits the Warrantholder to pay for the shares being purchased by delivering to the Company a portion of the shares for which the Warrant is being exercised (the "Payment Shares"), with the Warrantholder receiving the balance of the shares. The number of Payment Shares shall equal a quotient, the NUMERATOR of which is the number of shares for which the Warrant is being exercised, and the DENOMINATOR of which equals another quotient, the NUMERATOR of which is the Current Market Price and the DENOMINATOR of which is the Purchase Price.

         (C) DELIVERY OF STOCK CERTIFICATES, ETC. ON EXERCISE. As soon as practicable after the satisfaction by the Warrantholder of its obligations set forth in Sections 2(A) and 2(B), the Company shall promptly (and in any event within seven days), and at its expense (including the payment by it of any applicable issue taxes), cause to be issued in the name of and delivered to the Warrantholder, or as such Warrantholder may direct (upon payment of any applicable transfer taxes), a certificate or certificates for the number of fully paid and nonassessable Warrant Shares to which the Warrantholder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Warrantholder would otherwise be entitled, one additional share, together with any other stock or other securities and property (including cash, where applicable) to which such Warrantholder is entitled upon such exercise. The Company shall pay any and all documentary, transfer and similar federal, state and other taxes which may be payable in respect of the issuance of this warrant and/or any Warrant Shares or other property upon the exercise of the Warrant.

         (D) STOCKHOLDER. The certificate(s) referenced in Section 2(C) shall be deemed to be issued, and such Warrantholder or any other person so designated to be named in such certificate(s) as the record holder thereof, shall be deemed for all purposes to have become a holder of record of such Warrant Shares as of the date on which the Warrantholder shall have satisfied its obligations set out in Section 2(A) and 2(B) in respect to much exercise. Subject to the immediately previous sentence, the Warrantholder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Warrantholder.

    3. CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this
Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

    4. NOTICE OF RECORD DATE, ETC. The Company shall give written notice to the Warrantholder if at any time prior to the Expiration Date or the exercise in full of the Warrant, any of the following events shall occur:

         (A) the Company shall authorize the issuance of any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right;

         (B) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person; or

         (C) any voluntary or involuntary dissolution, liquidation or winding-up of the Company.

In each such event the Company's notice shall be given at least fifteen (15) business days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of stockholders entitled to such dividend, distribution or subscription rights, or for the determination of the stockholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding-up. The notice shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock or other securities shall be entitled to exchange their shares of Common Stock or other securities for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding-up.

    5. RESERVATION OF SHARES. The Company covenants and agrees that it will cause to be reserved and kept available, solely for issuance and delivery on the exercise of the Warrant, that number of authorized and unissued shares of Common Stock, or any authorized and issued shares of Common Stock held in its treasury, the number of shares of Common Stock that will be sufficient to permit the exercise in full of the warrant. The Company further covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock and/or other securities delivered upon exercise of the Warrant shall, at the time of delivery of the certificate(s) for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares or securities, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

    6.   REGISTRATION RIGHTS.

         (A) "PIGGY BACK" REGISTRATION. If at any time or from time to time prior to the Expiration Date or the exercise in full of the Warrant the Company proposes to register any of its securities under the Securities Act (including pursuant to a demand of any stockholder of the Company exercising registration rights and whether or not for its own account, but excluding a registration on Form S-4 or Form S-8 or their respective equivalent), it shall as promptly as reasonably possible notify the Warrantholder of such potential registration and the Warrantholder's rights under this Section. If within thirty (30) days after receipt of such notice, the Warrantholder shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities the Warrantholder requests to be registered. No incidental right under this Section 6(A) shall be construed to limit any registration required under Section 6(B).

    If in connection with any piggy back registration being offered by or through one or more underwriters, the managing underwriter shall in good faith advise the Company and the Warrantholder that the offering will be materially adversely affected without a limitation of the number of shares being included in such offering, the Company shall not be required to include all Registrable Securities in its Registration Statement therefore; PROVIDED, HOWEVER, that if other selling stockholders, including directors, officers, employees and other affiliates of the Company, have requested registration of securities in such proposed offering, the Company shall reduce or eliminate such other selling stockholders' securities from the offering on a PRO RATA basis to the Registrable Securities the Warrantholder designated for registration. In such an event, the Warrantholder may delay any offering by it of all Registrable Securities requested to be included or that portion of such Registrable Securities eliminated for such period not exceeding sixty (60) days, as the managing underwriter shall request, and the Company shall file such supplements and post-effective amendments and take such other action necessary under applicable Securities Laws and regulations as may be necessary to permit the Warrantholder to make its proposed offering for a period of ninety (90) days following such period of delay.

         (B) REGISTRATION ON FORM S-3. In addition to the foregoing registration rights provided to Warrantholder, if the registration of Registrable Securities can be effected on Form S-3 (or any similar form promulgated by the Securities and Exchange Commission), the Company will so notify the Warrantholder and thereafter will, as expeditiously as possible, use its best efforts to effect qualification and registration on said Form S-3 of all or such portion of the Registrable Securities as the Warrantholder shall specify; PROVIDED HOWEVER, that no more than two (2) of such registration statements need be filed in any twelve (12) month period.

         (C) EFFECTIVENESS. The company shall keep each Registration Statement pursuant to which any of the Registrable Securities are being offered in effect and maintain compliance with all applicable securities Laws for the period necessary for the Warrantholder to effect the proposed sale or other disposition of the Registrable Securities.

         (D) INDEMNIFICATION OF WARRANTHOLDER. In the event that the Company registers any of the Registrable Securities under the applicable Securities Laws, the Company will indemnify and hold harmless the Warrantholder from and against any and all losses, claims damages, expenses or liabilities, joint or several, to which it becomes subject under the Securities Laws or under any other statute or at common law or otherwise, and except as hereinafter provided, will reimburse the Warrantholder for any legal or other expenses it reasonably incurs in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the Registration Statement or prospectus as from time to time amended or supplemented by the Company), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or any violation by the Company of any rule or regulation promulgated under the Securities Laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless such untrue statement or omission was made in such Registration Statement, prospectus or preliminary prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Warrantholder expressly for use therein. Promptly after receipt by the Warrantholder of notice of the commencement of any action in respect of which indemnity may be sought against the Company, the Warrantholder will notify the Company in writing of the commencement thereof and, subject to the provision, hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Warrantholder), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. The Warrantholder shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company unless the emplacement of such counsel and payment of such fees and expenses by the Company has been specifically authorized by the Company. The Company shall not be liable to indemnify any person for any settlement of any such action effected without the Company's written consent.

         (E) INDEMNIFICATION OF COMPANY. In the event that the Company registers any of the Registrable Securities under the Securities Laws, the Warrantholder will indemnify and hold harmless the Company, each of its directors and each of its officers who have signed the Registration Statement against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director or officer for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement of a material act contained in the Registration Statement, the prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Warrantholder expressly for use therein; PROVIDED, HOWEVER, that the Warrantholder's obligations hereunder shall be limited to an amount equal to the proceeds received by the Warrantholder on account of the Registrable Securities sold in such registration. Promptly after receipt of notice of the commencement of any action in respect or which indemnity may be sought against the Warrantholder, the Company will notify the Warrantholder in writing of the commencement thereof, and the Warrantholder shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against the Warrantholder. The Company and each such director and officer shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Warrantholder unless employment of such counsel and payment of such fees and expenses by the Warrantholder has been specifically authorized by the Warrantholder. The Warrantholder shall not be liable to indemnify any person for any settlement of any such action effected without the Warrantholder's written consent.

         (F) FURTHER OBLIGATIONS OF THE COMPANY. Whenever under this Section the Company is required to register any Registrable Securities, it agrees that it shall also do the following:

              (i) furnish to the Warrantholder such copies of each preliminary and final prospectus and such other documents as the Warrantholder may reasonably request to facilitate the public offering of its Registrable Securities;

              (ii) enter into such agreements (including an underwriting agreement) and take all such other actions reasonably required in connection therewith to expedite or facilitate the disposition of such Registrable Securities and in such connection, if the registration is in connection with an underwritten offering (1) make such representations and warranties to the underwriters in such form, substance and scope as are customarily made by issuers to underwriter, in underwritten offerings and confirm the same if and when requested; (2) obtain opinions of counsel to the Company and updates thereof (which counsel opinions in form, scope and substance shall be reasonably satisfactory to the underwriters) addressed to the underwriters and the Warrantholder covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; (3) obtain "cold comfort" letters and updates thereof from the Company's accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters and a holder of registrable securities in connection with underwritten offerings; and (4) deliver such documents and certificates as may be reasonably requested by the underwriters to evidence compliance with any customary conditions contained in an underwriting agreement;

              (iii) permit the Warrantholder and/or his counsel and other representatives to inspect and copy such corporate documents, financial and other Company records as may reasonably be requested by them, and cause the company's directors, officers and employees, and, if possible, financial analysts, to supply all reasonably requested information in connection with the Company and the offering, and

              (iv) furnish to the Warrantholder a copy of all documents filed and all correspondence from or to the Securities and Exchange Commission in connection with any such offering.

         (G) EXPENSES. The Company shall bear all Registration Expenses for each and every registration under this Section 6.

    7. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times and in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of stock receivable on the exercise of the Warrant above the amount payable therefor on such exercise, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the warrant from time to time, (iii) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of the Warrant.

    8. EXCHANGE OF WARRANTS. On surrender for exchange of any Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder or any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered. The Company shall have the right to require the Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination, exchange or transfer of this warrant.

    9. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation,

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on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

    10. WARRANT REGISTER. The Company will maintain a register containing the names and addresses of the holder(s) of the Warrant(s). The "registered holder" of any Warrant shall be the person in whose name such Warrant is registered in said warrant register. Any registered holder of this Warrant may change its address as shown on the Warrant registered by written notice to the Company requesting such change.

    11. REMEDIES. The Company acknowledges that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that damages will not be readily ascertainable. The Company therefore expressly agrees that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

    12. NEGOTIABILITY, ETC. Subject to applicable Securities Laws, title to this Warrant may be transferred by endorsement (by the Warrantholder executing the form of assignment attached hereto) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery. Any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bone fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bone fide purchaser, and each such bone fide purchaser shall acquire absolute title hereto and to all rights represented hereby.

    13. ACQUISITION FOR INVESTMENT. Unless a current Registration Statement under the Securities Laws shall be in effect with respect to the Warrant Shares, the Warrantholder, by accepting this Warrant, covenant, and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of securities acquired upon exercise hereof, such holder will deliver to the Company a written statement that the securities acquired by the holder upon exercise hereof are for the account of the Warrantholder for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities (or any portion thereof). The certificates evidencing the Warrant Shares, if such Warrant Shares are not subject to a current Registration Statement, shall bear a legend to the effect that shares evidenced by such certificates have not been so registered and may not be transferred except pursuant to an effective Registration Statement under the Securities Laws, or an opinion of counsel satisfactory to the Company that such registration is not required. Further, the Warrantholder shall comply with all applicable provisions of the Securities Laws.

    14. MISCELLANEOUS. This Warrant is being executed as an instrument under seal and shall be construed and enforced in accordance with and governed by the internal laws of the Commonwealth of Massachusetts. The invalidity or enforceability of any provision of this Warrant shall not affect the other provisions of this Warrant, but this Warrant shall be construed and reformed to the fullest extent possible. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This warrant cannot be modified or amended except by written agreement executed by the party affected thereby. No term or provision hereof shall be deemed waived and no breach hereof shall be deemed consented to or excused, unless such waiver, consent or excuse shall be expressly made in writing and signed by the party claimed to have so waived, consented or excused. Should either party consent, waive or excuse a breach by the other party, such consent, waiver or excuse shall not constitute a consent to, waiver of or excuse of any other different or subsequent breach, whether or not of the same kind as the original breach. The headings and captions contained in this Warrant shall not be considered to be part hereof for purposes of interpreting or applying this Warrant, but are for convenience of reference only. All notices, requests, demands and other communications required or permitted under this Warrant shall be deemed to have been duly delivered if (i) delivered by hand, (ii) deposited in the United States mail, postage prepaid and registered or certified with return receipt requested or (iii) delivered by prepaid courier service to the address set forth on the first page of this Warrant or to such other address as either party shall hereafter notify the other. Notice shall be deemed to have been delivered upon receipt. This Warrant may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same Agreement.

Dated:  7/15/97                        FIX-CORP INTERNATIONAL, INC.
     -------------------------
(Corporate Seal)
                                       By: /s/ Mark Fixler
                                          -------------------------------------
                                       Title:  Pres
                                             ----------------------------------
Attest: /s/ Karl Holland
      ------------------------


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